Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

OF MONTAGE RESOURCES CORPORATION

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report on Form 10-K of Montage Resources Corporation for the year ended December 31, 2019, I, John K. Reinhart, President and Chief Executive Officer of Montage Resources Corporation, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	This Annual Report on Form 10-K for the year ended December 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.

The information contained in this Annual Report on Form 10-K for the year ended December 31, 2019 fairly presents, in all material respects, the financial condition and results of operations of Montage Resources Corporation.

Date: March 10, 2020	/s/ John K. Reinhart
John K. Reinhart
President and Chief Executive Officer